                                                                  Exhibit (d)(4)

                             SHARE OPTION AGREEMENT

              Effective as of the ____ day of ___________, _______

                                 By and between

                             NUR Macroprinters Ltd.
                              12 Abba Hilel Silver
                                   Lod Israel
                                 (the "Company")
                                                               of the first part
                                       and

                             ____________ (NAME)

                              __________________

                             _____________(ADDRESS)
                                (the "Optionee")
                                                              of the second part

                                    PREAMBLE

Whereas The Company has adopted its ______ Stock Option Plan, as amended, a copy of which is attached hereto as Appendix A (the "Plan"). The Company has been given the right to grant Stock Options to certain individuals rendering services to the Company's subsidiary NUR Asia Pacific Ltd. (the "Employer"); and

Whereas The Company has determined that the Optionee be granted under the Plan options exercisable into Ordinary Shares NIS1.0 par value of the Company ("Shares"); and

Whereas the Optionee has elected to have options, in a number as set forth in Appendix B, granted to him, all subject to the terms and conditions hereinafter provided (the "Options").


                    NOW, THEREFORE, it is agreed as follows:


1.       Interpretation

1.1 The Preamble and the Appendices to this Agreement constitute an integral part hereof.

1.2 Unless otherwise defined herein, capitalised terms used herein shall have the meaning ascribed to them in the Plan.


2.       Grant of Option

2.1 The Company hereby grants the Optionee the Options exercisable into up to the number of Shares as set forth in Appendix B (the "Option Shares") against payment of an exercise price per Share as set forth in such Appendix B (the "Exercise Price"), on the terms and subject to the conditions hereinafter provided.

         The Exercise Price will be paid in U.S. dollars on the date of giving the notice of exercise (as set forth in Section 5.1 hereinafter).

2.2 The Optionee is aware that the Company intends to issue additional Shares or other securities convertible into Shares, in the future to various entities and individuals, as the Company at its sole discretion shall determine.


3.       Period of Option and Conditions for Exercise

3.1 The term of this Agreement shall commence on the date hereof (the "Date of Grant") and terminate at the Expiration Date (as defined in Section 6 below), or at the time at which the Option is completely terminated pursuant to the terms of the Plan or pursuant to this Agreement.

3.2 The Options may be exercised by the Optionee in whole at any time or in part from time to time, as determined by the Board, and to the extent that the Options become vested and excercisable, prior to the Expiration Date, and provided that, subject to the provisions of
         Section 3.4 below, the Optionee is an employee of the Company or any of its affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

3.3 Subject to the provisions of Section 3.4 below, in the event of termination of the Optionee's employment with the Company or any of its affiliates, all Options granted to him will immediately expire. A notice of termination of employment by either the Company or the Optionee shall be deemed to constitute termination of employment.

3.4 Notwithstanding anything to the contrary hereinabove, an Option may be exercised within an additional period after the date of termination of Optionee's employment with the Company or any subsidiary of the Company, but only with respect to the number of Options already vested at the time of such termination, as set forth in Section 4 below, and provided such period shall not exceed the period during which the Options by their terms would otherwise have been exercisable, if: (i) prior to the date of such termination, the Committee shall authorise an extension of the terms of all or part of the Options beyond the date of such termination, (ii) termination is without Cause (as defined below), in which event any Options still in force and unexpired may be exercised within a period of three (3) months from the date of such termination, but only with respect to the number of Option Shares purchasable at the time of such termination, according to the vesting periods of the Options, (iii) termination is the result of death or disability of the Optionee, in which event the vested Options may be exercised within a period of 12 (twelve) months from the date of termination. The term "Cause" shall mean any action, omission or state of affairs related to the Optionee, which the Committee or the Board decides, at its sole discretion, is against the interests of the Company.

3.5 The Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Shares would be deliverable upon exercise, such fraction shall be rounded up one-half or more, or otherwise rounded down, to the nearest whole number.

4.       Vesting

         Subject to the requirements as to the number of Option Shares for which an Option are exercisable, Options shall vest (i.e., Options shall become exercisable) at the dates set forth in Appendix B.

5.       Method of Exercise

5.1 Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company (the "Exercise Notice"), together with payment of the Exercise Price due for the exercised Option Shares, which exercise shall be effective upon receipt of such notice by the Company at its principal office. The notice shall specify the number of Option Shares with respect to which the Option is being exercised.

5.2 On receipt of the Exercise Notice, but subject to Section 11 and the following provisions of this Section 5.2., a share certificate shall be issued to the Optionee. If any law or regulation requires the

         Company to take any action with respect to the Shares so demanded before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.


6.       Termination of the Options

6.1 Except as otherwise stated in this Agreement and subject to Section 6.3, the Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in Appendix B; or (ii) the expiration of any extended period in any of the events set forth in Section 3.4 above (and such earlier date shall be hereinafter referred to as the "Expiration Date").

6.2 Without derogating from the above and subject to Section 6.3, the Committee may, with the prior written consent of the Optionee, from time to time cancel all or any portion of the Options then subject to exercise, and the Company's obligation in respect of such Options may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the fair market value of the Option Shares pertaining to such cancelled Options, at the date of such cancellation, over the aggregate purchase price of such Option Shares, (ii) the issuance or transfer to the Optionee of Shares, or other securities of the Company, with a fair market value at the date of such transfer equal to any such excess, or (iii) a combination of cash and Shares (or other securities) with a combined value equal to any such excess, all determined by the Committee at its sole discretion.

6.3 An Option may not in any event be exercised later then the tenth anniversary of the Date of Grant.

7.       Adjustments

7.1 If the Company is separated, reorganised, merged, consolidated or amalgamated with or into another corporation while unexercised Options remain outstanding under the Plan, there shall be substituted for the Option Shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of shares or other securities of the separated, reorganised, merged, consolidated or amalgamated corporation which were distributed to the shareholders of the Company in respect of such Option Shares, and appropriate adjustments shall be made in the Exercise Price to reflect such action. However, subject to any applicable law, in the event that the successor corporation does not agree to assume the award as aforesaid, the Vesting Period, as set forth in section 4 above, shall be accelerated so that any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the change in control.

7.2 If the Company is liquidated or dissolved while unexercised Options remain outstanding, then all such outstanding Options may be exercised in full by the Optionee as of the effective date of any such liquidation or dissolution of the Company without regard to the vesting provisions hereof, by the Optionee giving notice in writing to the Company of his/her intention to so exercise.

7.3 If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, re-capitalisation, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to the Option therefore granted, and the Exercise Price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Exercise Price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock, all as will be determined by the Board whose determination shall be final.

8. Rights Prior to Exercise of Options and Limitations after Purchase of Option Shares

8.1 Subject to the provisions of Section 8.2 below, the Optionee shall not have any of the rights or privileges of shareholders of the Company in respect of any Option Shares purchasable upon the exercise of any part of an Option until registration in the Company's register of members of the Optionee as holder of such Option Shares.

8.2 With respect to all Option Shares (as opposed to unexercised Options) issued upon the exercise of Options purchased by the Optionee, he/she shall be entitled to receive dividends in accordance with the quantity of such Option Shares, and subject to any applicable taxation on distribution of dividends.

8.3 No Option purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of the Optionee's rights to purchase Option Shares hereunder shall be exercisable only by the Optionee, other than by will or laws of succession to spouse and/or descendants.

 8.4 The Optionee shall not dispose of any Option Shares in transactions which violate, in the opinion of the Company, any applicable rules and regulations.


9.       Governmental Regulations

         The Plan, and the granting and exercise of the Options thereunder, and the Company's obligation to sell and deliver the Option Shares or cash under the Options, are subject to all applicable laws, rules and regulations, whether of the state of organization of the Employer, or of Israel or of the United States of America, or of any other country or state having jurisdiction over the Company and the Optionee, including the registration of the Option Shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may required.


10.      Continuance of Employment

10.1 Nothing in this Agreement shall be construed to constitute an employment agreement with Nur Macroprinters Ltd. Furthermore, without limiting the validity of the provision immediately preceding, nothing in this Agreement shall be construed to impose any obligation on the Company or an affiliate, if applicable, thereof, to continue the Optionee's employment with the Employer or any affiliate thereof, to confer upon the Optionee any right to continue in the employ of the Employer (or an affiliate thereof, if applicable), or to restrict the right of the Employer or an affiliate thereof to terminate such employment at any time.

10.2 The grant of an option does not form part of the Optionee's entitlement to remuneration or benefit pursuant to his contract of employment, nor does the existence of a contract of employment between any person and the Employer or any affiliate give such person any right or entitlement to have an Option granted to him in respect of any number of Shares or any expectation that an Option might be granted to him whether subject to any conditions at all.

10.3 The rights and obligations of an Optionee under the terms of his contract of employment with the Employer or any affiliate shall not be affected by the grant of an Option.

10.4 The rights granted to an Optionee upon the grant of an Option shall not afford the Optionee any rights to additional rights to compensation or damages in consequence of the loss or termination of his office or employment with the Employer or any affiliate for any reason whatsoever.

10.5 An Optionee shall not be entitled to any compensation of damages for any loss or potential loss which he may suffer by reason of being or becoming unable to exercise an Option in consequence of the loss or termination of his office or employment with the Employer and or Affiliate for any reason (including, without limitation, any breach of contract by his employer) or in any circumstances whatsoever.


11.      Tax Consequences

         Any tax consequences arising from the grant or exercise of any Option, from the payment for Option Shares covered thereby or from any other event or act (of the Company, the Employer or any other member of the same group of companies as the Company, or the Optionee), hereunder, shall be borne solely by the Optionee. The Company, the Employer or any other member of the same group of companies as the Company shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. The Company, the Employer or any other member of the same group of companies as the Company may require the Optionee to take such alternative steps (including, but without limit, granting an irrevocable authority and power of attorney to the Company to sell sufficient shares so as to realise such funds as are required to be paid or accounted for to the Tax Authorities to reimburse the Company, the Employer or any other member of the same group of companies as the Company as appropriate for the relevant amount of tax to be paid or accounted for as the Company, the Employer or any other member of that group and the Optionee may agree. Furthermore, the Optionee shall agree to indemnify the Company, the Employer or any other member of the same group of companies as the Company and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

         The Committee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

12.      Provisions of the Plan

         The Options provided for herein are granted pursuant to the Plan, and said Options and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions whether such terms and provisions are incorporated in this Agreement solely by reference or are expressly cited herein.

         Any interpretation of this Agreement will be made in accordance with the Plan but in the event that there is any contradiction between the provisions of this Agreement and the Plan, the provisions of this Agreement will prevail.

13.      Miscellaneous

13.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws.

13.2 The failure of any party to enforce at any time any provisions of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

13.3 This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereof.

13.4 Any notice required or permitted under this Option Agreement shall be deemed to have been duly given if delivered or mailed, if delivered by certified or registered mail or return receipt requested, either to the Optionee at his or her address set forth above or such other address as he or she may designate in writing to the Company, or to the Company at the address set forth above or such other address as the Company may designate in writing to the Optionee, within one week.

13.5 This Agreement exclusively concludes all the terms of the Optionee's rights to the Options, and annuls and supersedes any other agreement, arrangement or understanding, whether oral or in writing, relating to the grant of the Options to the Optionee. Any change of any kind to this Agreement will be valid only if made in writing and signed by both the Optionee and the Company's authorised member and has received the approval of the Board.




IN WITNESS WHEREOF, the Company executed this Option Agreement as a deed in duplicate.


______________________
NUR Macroprinters Ltd.
By:    __________________



The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Agreement and executes this Agreement as a deed.


_____________________
The Optionee
Name:

Witness Name:     ________________

Occupation:       ________________

Address:          ________________

                  ________________

                                   Appendix A



                             NUR Macroprinters Ltd.



                            ______ Stock Option Plan
                                  (as amended)

                                   Appendix B



                               Terms of the Option


1.     Name of the Optionee:                             ..................        (as employee for Nur Asia Pacific)
                                                    ___________________________________________________________________

2.     Number of Options granted:                    ..................
                                                    ___________________________________________________________________

3.     Exercise Price per Share: *                  US$  ..................
                                                    ___________________________________________________________________

4.     Expiration Date:                             ..................
                                                    ___________________________________________________________________

5.     Date of Grant:                               ..................
                                                    ___________________________________________________________________



6.     Vesting schedule                             ..................
                                                    ..................


_______________________________________________________________________________________________________________________
           Number of Options                                              Vesting Date
_______________________________________________________________________________________________________________________

           ..................                                          ..................
_______________________________________________________________________________________________________________________

           ..................                                          ..................
_______________________________________________________________________________________________________________________



* Share Price on date of Grant:  US$ ..................

                                   Appendix C


                               NOTICE OF EXERCISE




                                       To
                                       Nur Macroprinters Ltd.
                                       12 Abba Hilel Silver
                                       Lod, Israel




                    Re: Notice of Exercise of Share Options



I hereby inform you that in accordance with terms of the agreement entered into between Nur Macroprinters Ltd. and myself, effective as from
(date)___________________, _____, I hereby notify that I wish to exercise (no. of options)_____ options for (no. of shares) ______ of Ordinary Shares of NIS
1.0 par value in Nur Macroprinters Ltd.


I confirm that I have paid the exercise price in accordance with the terms of said agreement, for the number of options exercised to yourselves, in the following manner: (detail)__________________________________________________

_______________________________________________________________



Yours truly,



________________    ___                          _______________
Employee                                         Date
Name: _____________